Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-166890 on Form F-3 of our reports dated April 4, 2011, relating to the consolidated financial statements of Aegean Marine Petroleum Network, Inc. and subsidiaries (the "Company") and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 20-F of the Company for the year ended December 31, 2010.

/s/ Deloitte. Hadjipavlou Sofianos & Cambanis S.A.
Athens, Greece
April 4, 2011